Exhibit 99.2

News Release For Immediate Release

Contacts:

Richard Mack	Mira Genser
Nuance Communications, Inc.	Nuance Communications, Inc.
Tel: (781) 565-5000	Tel: (781) 970-5223
Email: richard.mack@nuance.com	Email: mgenser@voicesignal.com

Nuance Closes Acquisition of VoiceSignal

BURLINGTON, Mass., August 27, 2007 — Nuance Communications, Inc. (NASDAQ: NUAN), the world’s leading supplier of speech solutions, today announced it has closed the acquisition of VoiceSignal Technologies, Inc. With proven technology, broad industry relationships, real-world deployment experience and an organization passionate about speech technology, the combined company will be able to develop new and innovative speech solutions and mobile search capabilities to more effectively serve the rapidly expanding market for mobile services and applications.

The combination of Nuance and VoiceSignal creates an organization that can satisfy the accelerating demand for speech-enabled mobile devices and services. Nuance expects to serve more than one billion consumers within the next three years with voice-based mobile solutions that allow people to simply and effectively navigate, retrieve and transact across the vast and growing universe of content and services available in mobile phones, automobiles and personal navigation devices. The combined company will include among its mobility customers AOL, AT&T, DaimlerChrysler, Ford, Kyocera, LG, Motorola, Nokia, Palm, Rogers Wireless, Samsung, Sanyo, Sony Ericsson, Sprint, RIM, T-Mobile, Toyota and Vodafone.

In connection with the acquisition of VoiceSignal and in accordance with NASDAQ Marketplace Rule 4350, Nuance will grant 446,750 shares of its common stock, in the form of stand-alone restricted stock units, as an inducement that is material to 65 individuals entering into employment arrangements with Nuance. The restricted stock units will be granted upon the approval of the Compensation Committee of Nuance’s Board of Directors. The restricted stock units generally vest over a four year period.

About Nuance Communications, Inc.

Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the transaction between Nuance and VoiceSignal, the resources and product portfolio of the combined company, anticipated growth in the number of speech-enabled mobile devices, benefits and synergies of the transaction, future opportunities for the combined company, and any other statements about Nuance or VoiceSignal managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the transaction; the ability of Nuance to successfully integrate VoiceSignal’s operations and employees; the ability to realize anticipated synergies and cost savings; the failure to retain customers; and the other factors described in Nuance’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. Nuance disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.

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